Exhibit 10.12

CW0037

Contract No. ADT-D-HB201701060026

Tencent Advertising Agency Agreement for 2017

Party A: Beijing Tencent Culture Media Co., Ltd.

Party B: OptAim (Beijing) Information Technology Co., Ltd.

Through friendly negotiation, Party A agrees to appoint Party B to act as its advertising agent with respect to the advertising business of Tencent (excluding the advertising business of local websites and franchisee websites of real estate), and both parties agree as follows in respect of their cooperation:

I.	Term of Agreement

This agreement becomes effective as from January 1, 2017, and expires on December 31, 2017.

II.	Management of Cooperation

1.	The policies, mechanisms and standards of Party A for management of agents, such as those on payment period, deposit and rebate, are set forth in the Exhibit (Measures of Tencent for Management of Advertising Agents for 2017) attached hereto.

2.	Before placing advertisement by Party B, Party A and Party B shall enter into a separate contract for placement of advertisement according to the specific rules for placement. The way of paying the placement charges shall be subject to the aforesaid contract.

3.	Party B may not return or replace any advertising space for prime time once it determines the date of placement, and shall pay Party A the advertising charges in full according to the execution order. For other advertising space, if Party B is unable to place the advertising on the specified date, it must notify Party A ten natural days before such date. Meanwhile, if Party B fails to place the advertising on the specified date, Party A has the right to dispose of the advertising space.

III.	Discount and Standard Price

1.	The discounts provided to Party B for placing advertisement are set forth in the Tencent Advertising Placement Contract for 2017 entered into between Party B and Party A. Party A has the right to change its standard price (published price) based on market demand, operating condition and other factors.

2.	Party A shall promptly notify Party B of any change to its quotation. If the advertising is executed during the period in which the new price is applied, Party B must enter into the advertising placement contract with Party A at the new price. Party A has the final right to interpret the quotation.

IV.	Rights and Obligations

1.	Party A’s Rights and Obligations

1)	Party A shall publish the advertising and ensure normal operation of servers according to the advertising contract.

2)	Party A shall be responsible for the internal publishing of the internet advertising, including check of vacancy, arrangement of advertising space, and supervision of advertising exposure.

3)	Party A has the right to examine the content and form of advertising, and relevant certificates. If Party A deems that any of them does not conform to laws or regulations, it has the right to request for revision or to refuse publishing of the advertising.

4)	Party A has absolute right to control the construction of its website and the arrangement of advertising space.

5)	At the request of Party B, Party A may provide Party B with the data regarding advertising placement effect after the advertising publishing date. Party A gives no commitment on the advertising placement effect for all placements.

2.	Party B’s Rights and Obligations

1)	Party B shall try to expand the advertising market and identify advertising clients for Party A during the term hereof according to the principles of good faith and mutual benefit.

2)	Party B shall provide Party A with the power of attorney for advertising.

3)	The quotation of Party B to any advertising client (including adverting space, sales mode, placement time and amount etc.) shall be subject to written consent or approval of Party A, and shall not include any commitment on advertising placement effect.

4)	Party B warrants that the advertising materials and relevant contents provided by it (except for user’s account picture and nickname resulted from the logic of the social advertising product placed) will comply with the provisions of the laws and regulations of the People’s Republic of China on advertising, the social public morals, the normative legal documents published by the administrations for industry and commercial at various places, and Party A’s advertising examination standards (including but not limited to the Standards of Tencent for Information Security of Network Media Advertising), and warrants that relevant content will not infringe other’s legitimate rights or interests and is free of any elements that may infringe the rights or interests of Tencent (including but not limited to denigration of image, horizontal competition, and marketing at Tencent’s platform by using Q-coins);

5)	Party A has the right to examine the advertising materials and contents and the link page for publishing the advertisement provided by Party B (the materials and contents should be consistent with the contents on the link page), to avoid any content in violation of this agreement as much as possible. However, if any advertising material or content or any advertising page still has the above violation after Party A’s examination, the legal liability thus caused shall be borne by Party B, and irrelevant to Party A.

6)	Where Party B’s advertising breaches any provision of this agreement, is subject to any investigation of relevant authority for violation of law, or is complained by other party for infringement or product quality, Party A has the right to immediately stop providing advertising publishing service. The charges already paid will not be refunded, and Party B shall continue to pay the charges not paid. Meanwhile, Party B shall assume all legal and economic liabilities, and Party A is not required to assume any liability. Party B shall further compensate any loss suffered by Party A thereby. If the above circumstance occurs for three or more times, Party A has the right to terminate cooperation with Party B and seek Party B’s liability for breach of agreement.

7)	If any content examined and approved by Party A is blocked by Party B by relevant technical means in any area, and thus causes any content inconsistent with such content approved by Party A to occur in part or whole of the area, Party A has the right to immediately stop publishing the advertisement and suspend the cooperation with Party B for one year.

8)	If Party B breaches any provision of the above Paragraphs 4) to 7), or if any negative media report is caused because Party B breaches any provision of this agreement and thus causes damage to Tencent’s reputation, in addition to any other liability for breach of agreement to be assumed by Party B hereunder, Party A further has the right to stop publishing relevant advertising, and prohibit Party B from publishing any advertising at the network media platform of Tencent within 1 month. Moreover, during the quarter in which the breach exists, Party A has the right to deduct Party B’s agency rebate equivalent to the executed order amount for the current day regarding the direct client of the violating advertising×90. Party B shall compensate Party A fully if the rebate is insufficient to deduct.

9)	Where Party B receives any consumer’s complaint owing to placement of advertisement or advertisement content, but upon Party A’s final determination the complaint is resolved fast and no adverse effect or loss is caused, in addition to other liability for breach of agreement to be assumed by Party B, Party A has the right to immediately stop publishing relevant advertisement. The placement will be resumed when Party B rectifies and passes Party A’s examination (the time of publishing advertisement during the rectification period thus lost will not be made up). If Party B breaches this provision for three or less times during a natural quarter, 10% of the rebate regarding all the advertising execution amounts for the direct client relating to the breach shall be deducted for the quarter. If Party B breaches this provision for more than three times, 20% of the rebate regarding all the advertising execution amounts for the direct client relating to the breach shall be deducted for the quarter.

V.	Confidentiality Obligation

1.	Each party shall keep strictly confidential this agreement and the other party’s business secret and technical information it obtains during performance of this agreement. The business secret includes but is not limited to any information relating to the other party’s network, sale, cost, and other undisclosed financial information, product and operation plan, design plan, and marketing data. Neither party may disclose any business secret of the other party to any third party without the other party’s written consent. Each party shall ensure its employee will comply with the confidentiality obligation hereof.

2.	The confidentiality obligation hereunder shall survive the expiration of this agreement.

VI.	Modification of Agreement

1.	No amendment or supplementation to this agreement shall be made until both parties enter into a written agreement. The amendment or supplementation signed by both parties is an integral part of this agreement, and has equal legal force as this agreement.

2.	Without affecting performance of this agreement, Party A has the right to transfer all right and obligations hereunder to its affiliated company based on the actual condition of operation.

VII.	Termination of Agreement

1.	Upon consensus through negotiation, both parties may terminate this agreement early at any time by a written agreement.

2.	If either party has any of the following circumstances, the other party may give written notice to terminate this agreement:

1)	The party becomes bankrupt or goes into bankruptcy and liquidation procedure which is not revoked within 14 natural days; the party is cancelled or dissolved, or its business license is revoked.

2)	The party is unable to perform this agreement for any force majeure event.

3.	If either party carries out any merger or winds up its business, it shall give the other party a written notice three months in advance.

4.	The early termination of this agreement shall not affect any right or obligation of both parties accrued according hereto before such termination.

VIII.	Applicable Law and Jurisdiction

1.	This agreement shall be governed by the laws of the People’s Republic of China.

2.	Both parties shall assume corresponding legal liabilities and obligations from the date this agreement is signed. Any party breaching this agreement shall assume the resulting legal consequences.

3.	Both parties agree that this agreement is signed in Nanshan District, Shenzhen City, the People’s Republic of China.

4.	Both parties shall resolve any matter not covered by this agreement through friendly negotiation according to the principles of equality and mutual benefit. If negotiation fails, either party may refer the dispute to the competent people’s court at the execution place of this agreement.

IX.	Miscellaneous Provisions

1.	Any network service between both parties for publishing and promotion of Tencent’s information shall be governed by this agreement.

2.	The Exhibit (Measures of Tencent for Management of Advertising Agents for 2017) and its supplementation constitute an integral part of this agreement, and have the same legal force as this agreement.

3.	This agreement is signed in two original copies. Each party hold one original copy, and both original copies have the same legal force.

Party A: Beijing Tencent Culture Media Co., Ltd. (seal)		Party B: OptAim (Beijing) Information Technology Co., Ltd. (seal)

Authorized signatory:	/s/ Beijing Tencent Culture Media Co., Ltd.	Authorized signatory:	/s/ OptAim (Beijing) Information Technology Co., Ltd.

Exhibit: Measures of Tencent for Management of Advertising Agents for 2017